[CDC Nvest Funds Letterhead]

October 11, 2001

                           OUR RECORDS AS OF OCTOBER 8, 2001 INDICATE THAT WE HAVE NOT RECEIVED YOUR PROXY VOTE. WE WANT YOU TO KNOW THAT YOUR VOTE MATTERS!

Dear Shareholder:

We recently sent you a package containing a Prospectus/Proxy Statement that provided detailed information regarding important proposals affecting the three Kobrick Funds: KOBRICK GROWTH, KOBRICK CAPITAL and KOBRICK EMERGING GROWTH Funds. Our records indicate that you have not yet responded. Your vote is important. Please take some time to review the Prospectus/Proxy Statement and vote your shares today. If your vote and this letter have crossed in the mail, we thank you for your response.

PLEASE RESPOND BY NOVEMBER 5, 2001!
Your vote is needed prior to the Fund's shareholder meetings which are scheduled for November 9, 2001 at 2:00 p.m. Eastern time at the offices of CDC IXIS Asset Management Distributors, L.P., located at 399 Boylston Street, 10th Floor, Boston, Massachusetts 02116. There are three convenient methods for voting your shares:

o Visit WWW.CDCNVESTFUNDS.COM to vote electronically by Internet where you will also find copies of the proxy letter, a set of Q&As, and the Prospectus/Proxy Statement.
o        Call toll-free 888-221-0697 to vote on our automated telephone line.
o        Return the enclosed proxy card in the postage-paid envelope provided.

If you plan to vote electronically by Internet or by telephone, please see your proxy card for more information and helpful instructions. You may also receive a telephone call from D.F. King & Co., a proxy solicitation firm, to remind you to vote your shares.

Thank you for your cooperation in voting on these important proposals. If you have any questions, please call 800-225-5478. One of our representatives will be happy to provide you with the information you need.

Sincerely,

/s/ John T. Hailer

John T. Hailer
President

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